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                                                                    Exhibit 4.11


                          [FORM OF FACE OF DEBENTURE]

                               NEW TENNECO INC.

                           7.45% DEBENTURE DUE 2025

No.                                                                  $
CUSIP 88037E AB 7

     New Tenneco Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Company," which term shall include any successor corporation as defined in the Indenture hereinafter
referred to), for value received, hereby promises to pay to         or
registered assigns, the sum of        Dollars on December 15, 2025, in any
coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and to pay to the registered holder hereof as hereinafter provided interest thereon at the rate per annum specified in the title hereof in like coin or currency, from the June 15 or December 15 next preceding the date hereof to which interest has been paid, unless the date hereof is a June 15 or December 15 to which interest on the Debentures has been paid, in which case from the date hereof, or unless no interest has been paid on the Debentures since the original issue date (hereinafter referred to) of this Debenture, in which case from the original issue date, semi-annually on June 15 and December 15 in each year commencing June 15, 1997, until payment of said principal sum has been made or duly provided for, and to pay interest on any overdue principal and (to the extent permitted by law) on any overdue installment of interest at the rate of 7.45% per annum. Notwithstanding the foregoing, when there is no existing default in the payment of interest on the Debentures, if the date hereof is after May 31 or November 30 and prior to the following June 15 or December 15, as the case may be, this Debenture shall bear interest from such June 15 or December 15, or, if no interest has been paid on the Debentures since the original issue date of this Debenture, from the original issue date; provided, however, that if the Company shall default in the payment of interest due on such June 15 or December 15, then this Debenture shall bear interest from the June 15 or December 15 to which interest has been paid or, if no interest has been paid on the Debentures since the original issue date of this Debenture, from the original issue date. The interest so payable on any June 15 or December 15 will, subject to certain exceptions provided in the Indenture hereinafter referred to, be paid to the person in whose name this Debenture is registered at the close of business on the May 31 or November 30, as the case may be, next preceding such June 15 or December 15, or if such May 31 or November 30 is not a business day, the business day next preceding such May 31 or November 30. Interest on this Debenture shall be computed on the basis of a 360-day year of twelve 30-day months. Both principal of and interest on this Debenture are payable at the principal office of the Trustee in the Borough of Manhattan, The City of New York, New York; provided, however, that payment of interest may be made, at the option of the Company, by check mailed to the address of the person entitled thereto as such address shall appear on the Debenture register. The original issue date in respect of the Debentures is December [ ], 1996.

     ADDITIONAL PROVISIONS OF THIS DEBENTURE ARE CONTAINED ON THE REVERSE HEREOF AND SUCH PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

     This Debenture shall not be entitled to any benefit under the Indenture hereafter referred to, or become valid or obligatory for any purpose, until the Trustee under the Indenture shall have signed the form of certificate of authentication endorsed hereon.

     In Witness Whereof, New Tenneco Inc. has caused this Instrument to be signed in its name by its Chairman of the Board or its President or a Vice President, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by its Secretary or an Assistant Secretary.

Dated ..........................

                                   New Tenneco Inc.

                                     By .......................................
                                                          Chairman of the Board

Attest:

 ................................
                       Secretary

                        [FORM OF REVERSE OF DEBENTURE]

                               NEW TENNECO INC.

                           7.45% DEBENTURE DUE 2025

     This Debenture is one of a duly authorized issue of Debentures of the Company known as its 7.45% Debentures due 2025 (herein called the "Debentures"), limited to the aggregate principal amount of $300,000,000, all issued under and equally entitled to the benefits of an Indenture (herein, together with any amendments and supplements thereto, including without limitation the form and terms of Securities issued pursuant thereto, called the

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"Indenture"), dated as of November 1, 1996, executed by the Company to The
Chase Manhattan Bank (herein, together with any successor thereto, called the "Trustee"), as Trustee, to which Indenture reference is hereby made for a statement of the rights thereunder of the Trustee and of the registered holders of the Debentures and of the duties thereunder of the Trustee and the Company.

     The Debentures will not be redeemable prior to maturity.

     The Indenture permits the Company to issue unsecured debentures, notes and/or other evidences of indebtedness in one or more series ("Securities") up to such principal amount or amounts as may be authorized in accordance with the terms of the Indenture.

     To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the Debentures may be made with the consent of the Company and with the consent of the holders of not less than a majority in principal amount of the Securities of all series then outstanding under the Indenture (treated as a single class) which are affected by the modification or amendment thereto; provided, however, that without the consent of the holder hereof no such modification or alteration shall be made which will affect the terms of payment of the principal of or interest on this Debenture.

     In case a default, as defined in the Indenture, shall occur, the principal of all the Debentures at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Debentures outstanding in the case of payment defaults on the Debentures and in certain other events by the holders of a majority in principal amount of the Securities of all series then outstanding under the Indenture (treated as a single class) which are affected thereby.

     The Indenture provides that no holder of any Debenture may enforce any remedy under the Indenture except in the case of refusal or neglect of the Trustee to act after notice of default and after request by the holders of a majority in principal amount of the outstanding Debentures in certain events (and in certain other events by the holders of a majority in principal amount of the Securities of all series then outstanding under the Indenture, treated as a single class, which are affected thereby) and the offer to the Trustee of security and indemnity satisfactory to it; provided, however, that such provision shall not prevent the holder hereof from enforcing payment of the principal of or interest on this Debenture.

     The transfer of this Debenture is registrable by the registered holder hereof, in person or by duly authorized attorney, at the agency of the Company in the Borough of Manhattan, The City of New York, New York, on books of the Company to be kept for that purpose at said agency, upon surrender and cancellation of this Debenture and on presentation of a duly executed written instrument of transfer, and thereupon a new Debenture or Debentures, of the same aggregate principal amount and in authorized denominations, will be issued to the transferee or transferees in exchange herefor; and this Debenture, with or without other Debentures, may in like manner be exchanged for one or more new Debentures of other authorized denominations but of the same aggregate principal amount; all subject to the terms and conditions set forth in the Indenture.

     The Company, the Trustee, any paying agent and any Registrar of the Debentures may deem and treat the person in whose name this Debenture is registered as the absolute owner hereof for all purposes whatsoever, and neither the Company nor the Trustee nor any paying agent nor any Registrar of the Debentures shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or the interest on, this Debenture, or for any claim based hereon or on the Indenture, against any incorporator, or against any stockholder, director or officer, as such, past, present or future, of the Company, or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Debenture and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture; provided, however, that nothing herein or in the Indenture contained shall be taken to prevent recourse to and the enforcement of the liability, if any, of any stockholder or subscriber to capital stock of the Company upon or in respect of shares of capital stock not fully paid up.

     All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

     This Debenture is one of the 7.45% Debentures due 2025 described in the within-mentioned Indenture.

                                THE CHASE MANHATTAN BANK,
                                                                       Trustee,

                                   By _________________________________________
                                               Authorized Officer.

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